Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 033-54155, 333-62056, 333-62056-01 and 333-62056-02) and Form S-8 (Nos. 33-54993, 333-57220, 333-16201, 333-34776, 333-45084, 333-45082, 333-37392 and 333-69079) of Energy East Corporation of our report dated January 25, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 25, 2002